Exhibit 99.1

Bionik Laboratories Reports Second Quarter Fiscal Year 2018 Financial Results

TORONTO and BOSTON, November 14, 2017 -- Bionik Laboratories Corp. (OTCQB:BNKL) (“Bionik” or the “Company”), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced its second quarter fiscal year 2018 financial results for the three months ended September 30, 2017.

Corporate Highlights

•	Named Dr. Eric Dusseux to the position of CEO of Bionik Laboratories Corp.
•	Dedicated significant commercial and technical resources to the launch of the new V2 InMotion Arm product, including development of significant pipeline of potential customers.
•	Commenced process to outsource manufacturing, to increase its ability to scale quicker and meet larger demand in advance of the V2 InMotion launch.
•	Launched a rental program for rehabilitative product line, providing an alternative to traditional CAPEX financing and reducing the length of sales cycles.
•	Continued development of an InMotion Home product, based on the same clinical concepts and rehabilitation protocols supported by significant clinical data.
•	Entered into a series of agreements to issue convertible notes for a total of $2.2M since the end of August this year from current and new investors of the Company based in Europe, who have provided total convertible loan funding in the amount of $4.2M.
•	Continued development of a lower limb assistive exoskeleton for individual consumers with impaired mobility through previously announced partnership with Wistron Corporation.
•	Launched the process to build a scientific advisory board to be comprised of scientific and clinical leaders within the robotic medical device community.
•	The Company is progressing through various application processes, as it continues execution of the Chinese joint venture signed earlier this year.

As we prepare for the commercial launch of our V2 InMotion Arm System, we also look forward to penetrating the at-home markets in the future with a line of consumer-friendly products,” said Dr. Eric Dusseux, Chief Executive Officer and Director of Bionik Laboratories Corp. “We are confident that the pipeline we have built over the last nine months will begin to generate revenue through the sale of our V2 rehabilitative products this quarter. At the same time, we continue to develop momentum with the key partnerships and joint ventures formed over the summer and have made significant progress as we focus on high growth opportunities within the consumer market.”

Summary of Financial Results for the Quarter ended September 30, 2017

The Company reported sales of $221,847 for the quarter ended September 30, 2017, as compared to sales of $18,283 for the quarter ended September 30, 2016.

For the quarter ended September 30, 2017, the Company reported a comprehensive loss of $3,615,361, resulting in a loss per share of $0.04, compared to a comprehensive loss of $1,400,560 for the quarter ended September 30, 2016, resulting in loss per share of $0.02.

The Company’s cash and cash equivalents at September 30, 2017 was $136,080 compared to $846,431 at June 30, 2017. Working capital was ($6,492,048) at September 30, 2017 compared to ($4,937,770) at June 30, 2017.

Since June 30, 2017, the Company has received convertible loans of $2,200,000 from its European investor group, and in the six months ended September 30, 2017, $1,125,038 in gross proceeds from its tender offer to amend and exercise certain outstanding warrants.

Bionik Laboratories Corp.
Condensed Consolidated Interim Balance Sheets
(Amounts expressed in US Dollars)

	As at September 30, 2017 (Unaudited) $	As at March 31, 2017 $
Assets
Current
Cash and cash equivalents	136,080	543,650
Accounts receivable, net of allowance for doubtful accounts of $16,349 (March 31, 2017 – $10,000)	37,196	383,903
Prepaid expenses and other receivables	169,287	228,047
Inventories	231,442	228,249
Due from related parties	19,429	18,731
Total Current Assets	593,434	1,402,580
Equipment	196,231	227,421
Technology and other assets	4,860,690	5,030,624
Goodwill	22,308,275	22,308,275
Total Assets	27,958,630	28,968,900
Liabilities and Shareholders’ Deficiency
Current
Accounts Payable	957,360	784,726
Accrued liabilities	1,873,613	1,228,657
Customer advances	109,100	121,562
Demand Notes Payable	335,309	330,600
Promissory Notes Payable	192,154	236,548
Convertible Loans Payable	3,530,095	2,017,488
Deferred revenue	87,851	98,624
Total Current Liabilities	7,085,482	4,818,205
Shareholders’ Equity
Preferred Stock, par value $0.001; Authorized 10,000,000 Special Voting Preferred Stock, par value $0.001; Authorized; Issued and outstanding – 1 (March 31, 2017 – 1)	-	-
Common Shares, par value $0.001; Authorized – 250,000,000 (March 31, 2017 – 150,000,000); Issued and outstanding 53,885,279 and 47,909,336 Exchangeable Shares (March 31, 2017 – 48,885,107 and 47,909,336 Exchangeable Shares) (Notes 10 and 15)	101,794	96,794
Additional paid in capital	47,642,526	45,088,171
Shares to be issued	60,000	-
Deficit	(26,973,321)	(21,076,419)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	20,873,148	24,150,695
Total Liabilities and Shareholders’ Equity	27,958,630	28,968,900

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for the three and six month periods ended September 30, 2017 and 2016 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended Sept. 30, 2017	Six months ended Sept. 30, 2017	Three months ended Sept. 30, 2016	Six months ended Sept. 30, 2016
	$	$	$	$

Sales	221,847	309,367	18,283	182,474
Cost of Sales	59,825	89,125	12,019	70,894
Gross Margin	162,022	220,242	6,264	111,580

Operating expenses
Sales and marketing	435,294	880,817	187,265	269,463
Research and development	715,400	1,401,309	813,773	1,231,563
General and administrative	1,505,528	2,133,134	577,853	1,881,467
Share compensation expense	762,208	1,013,256	204,842	424,090
Convertible debt accretion	74,073	74,073	-	-
Amortization	76,985	169,934	-	-
Depreciation	23,820	48,372	23,590	33,753
Total operating expenses	3,593,308	5,720,895	1,807,323	3,840,336

Other expenses (income)
Foreign Exchange	15,595	114,156	-	-
Interest expense (income)	167,594	240,360	(5,203)	10,031
Other income	886	708	(395,296)	(406,514)
Total other expenses (income)	184,075	355,224	(400,499)	(396,483)

Net loss and comprehensive loss for the period	(3,615,361)	(5,855,877)	(1,400,560)	(3,332,273)

Loss per share – basic	(0.04)	(0.06)	(0.02)	(0.04)
Loss per share – diluted	(0.04)	(0.06)	(0.02)	(0.04)

Weighted average number of shares outstanding – basic	101,794,615	99,335,514	85,924,462	87,232,426
Weighted average number of shares outstanding – diluted	101,794,615	99,335,514	85,924,462	87,232,426

The above financial information has been derived from the Company’s unaudited consolidated condensed financial statements as of September 30, 2017 and 2016, and should be read in conjunction with the consolidated financial statements, including the notes thereto, found in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017 and Annual Report on Form 10-K filed with the SEC on June 29, 2017.

The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings and/or debt financings, and is subject to a going concern qualification.

About Bionik Laboratories

Bionik Laboratories (OTCQB:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company’s raw materials, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company does not undertake to update these forward-looking statements.

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